Proxy Voting Results

A special meeting of the fund's shareholders was held on February 16, 2005. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To amend the Trust Instrument to allow the Board of Trustees, if permitted by applicable law, to authorize fund mergers without shareholder approval. A
	# of Votes	% of Votes
Affirmative	3,354,958,317.34	76.079
Against	815,654,662.74	18.495
Abstain	204,417,324.47	4.636
Broker Non-Votes	34,820,281.00	0.790
TOTAL	4,409,850,585.55	100.000
PROPOSAL 2
To elect a Board of Trustees. A
	# of Votes	% of Votes
Laura B. Cronin
Affirmative	4,173,972,769.03	94.651
Withheld	235,877,816.52	5.349
TOTAL	4,409,850,585.55	100.000
Dennis J. Dirks
Affirmative	4,177,622,605.65	94.734
Withheld	232,227,979.90	5.266
TOTAL	4,409,850,585.55	100.000
Robert M. Gates
Affirmative	4,166,346,870.69	94.478
Withheld	243,503,714.86	5.522
TOTAL	4,409,850,585.55	100.000
George H. Heilmeier
Affirmative	4,173,841,311.50	94.648
Withheld	236,009,274.05	5.352
TOTAL	4,409,850,585.55	100.000
	# of Votes	% of Votes
Abigail P. Johnson
Affirmative	4,146,145,956.85	94.020
Withheld	263,704,628.70	5.980
TOTAL	4,409,850,585.55	100.000
Edward C. Johnson 3d
Affirmative	4,143,007,943.79	93.949
Withheld	266,842,641.76	6.051
TOTAL	4,409,850,585.55	100.000
Marie L. Knowles
Affirmative	4,176,373,191.87	94.706
Withheld	233,477,393.68	5.294
TOTAL	4,409,850,585.55	100.000
Ned C. Lautenbach
Affirmative	4,178,494,616.80	94.754
Withheld	231,355,968.75	5.246
TOTAL	4,409,850,585.55	100.000
Marvin L. Mann
Affirmative	4,168,775,381.23	94.533
Withheld	241,075,204.32	5.467
TOTAL	4,409,850,585.55	100.000
William O. McCoy
Affirmative	4,166,417,184.76	94.480
Withheld	243,433,400.79	5.520
TOTAL	4,409,850,585.55	100.000
Robert L. Reynolds
Affirmative	4,175,629,597.39	94.689
Withheld	234,220,988.16	5.311
TOTAL	4,409,850,585.55	100.000
Cornelia M. Small
Affirmative	4,175,047,374.28	94.675
Withheld	234,803,211.27	5.325
TOTAL	4,409,850,585.55	100.000
	# of Votes	% of Votes
William S. Stavropoulos
Affirmative	4,173,214,036.13	94.634
Withheld	236,636,549.42	5.366
TOTAL	4,409,850,585.55	100.000
Kenneth L. Wolfe
Affirmative	4,176,904,649.50	94.718
Withheld	232,945,936.05	5.282
TOTAL	4,409,850,585.55	100.000
ADenotes trust-wide proposals and voting results.